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                                           THE BROOKLYN UNION GAS COMPANY AND SUBSIDIARIES
                                           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                                             (Unaudited)


                                                                             Six Months                Twelve Months
                                                                          Ended March 31,             Ended March 31,

                                                                       __________  __________      __________  __________
                                                                          1994        1993            1994        1993
                                                                       __________  __________      __________  __________
                                                                                     (Thousands of Dollars)

          OPERATING ACTIVITIES
           Net income                                                $   115,717 $   112,356     $    79,924 $    76,833
           Adjustments to reconcile net income
              to net cash provided by operating activities:
             Depreciation and depletion                                   37,777      35,816          73,959      65,503
             Deferred Federal income tax                                   8,771        (771)         11,026       9,692
             Gain on sale of investment in Canadian gas company             -            -           (20,462)        -
             Write-off of investment in propane company                     -            -            17,617         -
             Amortization of investment tax credit                          (588)       (538)         (1,124)     (1,066)
             Income from energy services investments                      (2,627)     (2,316)         (1,472)        338
             Dividends received from energy services investments           2,365       1,256           8,530       1,947
             Allowance for equity funds used during construction          (1,066)       (777)         (1,960)     (1,531)
                                                                       __________  __________      __________  __________
                                                                         160,349     145,026         166,038     151,716
                                                                       __________  __________      __________  __________
           Effect of changes in working capital and other
             Accounts receivable,net                                    (237,337)   (230,453)        (80,093)    (96,384)
             Accounts payable                                             15,009       6,871          34,006      29,959
             Gas inventory and prepayments                                85,356      62,286          (4,050)     (1,998)
             Other                                                        61,972      40,668          26,651       5,610
                                                                       __________  __________      __________  __________
                                                                         (75,000)   (120,628)        (23,486)    (62,813)
                                                                       __________  __________      __________  __________
          Cash provided by operating activities                           85,349      24,398         142,552      88,903
                                                                       __________  __________      __________  __________
          FINANCING ACTIVITIES
           Sale of common stock                                           15,021      12,586          74,300      24,225
           Common stock proceeds receivable                               44,910        -               -           -
           Issuance of long-term debt                                     13,542       7,700         192,742       9,348
           Commercial paper                                               11,500        -             62,000       -
                                                                       __________  __________      __________  __________
                                                                          84,973      20,286         329,042      33,573
           Repayments
            Preferred stock                                                 (300)       (300)           (300)    (37,273)
            Long-term debt                                                   -          -           (180,000)       (100)
           Commercial paper                                              (11,500)       -            (62,000)         -
                                                                       __________  __________      __________  __________
                                                                          73,173      19,986          86,742      (3,800)

           Dividends on common and preferred stock                       (31,792)    (29,160)        (61,911)    (57,375)
           Trust funds, utility construction                                 -        39,116          15,494      76,887
           Other                                                            (146)        390            (244)       (937)
                                                                       __________  __________      __________  __________
          Cash provided by financing activities                           41,235      30,332          40,081      14,775
                                                                       __________  __________      __________  __________
          INVESTING ACTIVITIES
           Capital expenditures (excluding allowance
             for equity funds used during construction)                 (109,014)    (77,493)       (222,252)   (157,682)
           Proceeds from sale of investment in Canadian gas company       11,691       -              41,718       -
           Other                                                             (83)     13,960          14,546      (7,237)
                                                                       __________  __________      __________  __________
          Cash used in investing activities                              (97,406)    (63,533)       (165,988)   (164,919)
                                                                       __________  __________      __________  __________
          Change in Cash and Temporary Cash Investments              $    29,178 $    (8,803)    $    16,645 $   (61,241)
                                                                       ==========  ==========      ==========  ==========
          Cash and Temporary Cash Investments at
             End of Period                                           $    50,437 $    33,792     $    50,437 $    33,792
                                                                       ==========  ==========      ==========  ==========

          Temporary cash investments are short-term marketable securities purchased with maturities of three months or less that are carried at cost which approximates their fair value.

          Supplemental disclosures of cash flows
             Income taxes                                            $    17,400 $     8,800     $    36,200 $    24,900
             Interest                                                $    25,951 $    25,075     $    52,322 $    44,567


          See accompanying notes to condensed consolidated financial statements.

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